Exhibit 99.1

Motorola Solutions Reports Second-Quarter 2019 Financial Results
Company raises full-year revenue and earnings outlook

•	Revenue of $1.9 billion, up 6% from a year ago

•	GAAP earnings per share (EPS) of $1.18, up 12%

•	Non-GAAP EPS* of $1.69, up 16%

•	Backlog of $10.9 billion, up $1.5 billion or 16% from a year ago

•	Generated $251 million of operating cash flow

CHICAGO – Aug. 1, 2019 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the second quarter of 2019. Click here for a printable news release and financial tables.

"Our outstanding Q2 results highlight the strength of our business and the value of our unique public safety ecosystem," said Greg Brown, chairman and CEO of Motorola Solutions. “Our strong revenue and earnings growth in the quarter, combined with our record ending backlog, position us well for continued growth in the second half of 2019 and beyond.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q2 2019	Q2 2018	% Change
Sales	$1,860	$1,760	6%
GAAP
Operating Earnings	$349	$273	28%
% of Sales	18.8%	15.5%
EPS	$1.18	$1.05	12%
Non-GAAP
Operating Earnings	$444	$378	17%
% of Sales	23.9%	21.5%
EPS	$1.69	$1.46	16%
Products and Systems Integration Segment
Sales	$1,238	$1,189	4%
GAAP Operating Earnings	$201	$175	15%
% of Sales	16.2%	14.7%
Non-GAAP Operating Earnings	$242	$226	7%
% of Sales	19.5%	19.0%
Services and Software Segment
Sales	$622	$571	9%
GAAP Operating Earnings	$148	$98	51%
% of Sales	23.8%	17.2%
Non-GAAP Operating Earnings	$202	$152	33%
% of Sales	32.5%	26.6%

*Non-GAAP financial information excludes the after-tax impact of approximately $0.51 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•
Revenue - Sales were $1.9 billion, up $100 million, or 6% from the year-ago quarter, driven by growth in the Americas. Revenue from acquisitions was $33 million, and currency headwinds were $37 million in the quarter. The Products and Systems Integration segment grew 4%, and the Services and Software segment grew 9%. Both segments were driven by growth in the Americas, partially offset by unfavorable currency rates.

•
Operating margin - GAAP operating margin was 18.8% of sales, up from 15.5% in the year-ago quarter. The improvement was primarily due to higher sales and gross margin, partially offset by higher operating expenses related to acquisitions. Non-GAAP operating margin was 23.9% of sales, up from 21.5% in the year-ago quarter due to higher sales and gross margin, partially offset by higher operating expenses related to acquisitions.

•
Cash flow - Operating cash flow was $251 million, compared with $425 million in the year-ago quarter. Free cash flow was $188 million, compared with $384 million in the year-ago quarter. Cash flow for the quarter decreased year over year primarily due to the timing of incentive payments made in 2019 versus 2018. For the first half of 2019, operating cash flow and free cash flow were higher versus the first half of 2018 primarily driven by a $500 million voluntary pension contribution in the prior year and higher earnings.

•
Capital allocation - The company paid $94 million in cash dividends, incurred $63 million of capital expenditures and repurchased $25 million of common stock. From a debt perspective, the company issued $650 million of new 10 year senior unsecured notes and used the proceeds to repurchase existing notes, resulting in an extended weighted average debt maturity profile.

•
Backlog - The company ended the quarter with backlog of $10.9 billion, up $1.5 billion from the year-ago quarter. Services and Software backlog was up 24% or $1.5 billion due to growth in EMEA and the Americas, partially offset by unfavorable changes in currency rates. Products and Systems Integration segment backlog was down 2% or $48 million primarily due to two large system deployments in the Middle East and Africa in the prior year and unfavorable changes in currency rates, partially offset by growth in the Americas.

NOTABLE WINS

Services and Software

•	Signed $200 million ESN service extension through the end of 2024

•	$60 million P25 multi-year service contract with the state of Tennessee, extending service through 2028

•	$59 million five-year contract extension to provide license plate data and analytical software

•	$5 million records management contract with Baltimore County

Products and Systems Integration

•	$60 million P25 additional orders for statewide system in North Dakota

•	$46 million P25 order from Oakland County, Michigan

•	$34 million P25 order from Washington Metropolitan Area Transit Authority

•	$5 million of public safety video security contracts in Broward County, FL and the Cleveland metro area

•	Several multi-million dollar video security wins in education

BUSINESS OUTLOOK

•
Third-quarter 2019 - Motorola Solutions expects revenue growth of approximately 6.5% compared with the third quarter of 2018. The company expects non-GAAP earnings per share in the range of $1.91 to $1.96. This assumes current foreign exchange rates, approximately 177 million fully diluted shares and an effective tax rate of approximately 25%.

•
Full-year 2019 - The company now expects revenue growth of 7 to 7.5%, up from the prior guidance of 6 to 7%. The company now expects non-GAAP earnings per share in the range of $7.67 to $7.77, up from the prior guidance of $7.60 to $7.72. This assumes current foreign exchange rates, approximately 176 million fully diluted shares and an effective tax rate of 24 to 25%.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Thursday, Aug. 1. The conference call will be webcast live at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q2 2019	Q2 2018
Net sales	$1,860	$1,760
Gross margin	931	822
Operating earnings	349	273
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	207	180
Diluted EPS	$1.18	$1.05
Weighted average diluted common shares outstanding	176.1	171.7

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE
The table below includes highlighted items, share-based compensation expense and intangible amortization for the second quarter of 2019.

(per diluted common share)	Q2 2019

GAAP Earnings	$1.18
Highlighted Items:
Intangibles amortization expense	0.23
Loss from the extinguishment of long-term debt	0.18
Share-based compensation expense	0.13
Reorganization of business charges	0.05
Legal settlements	0.01
Investment impairments	0.01
Sale of a business	(0.01)
FIN48 releases	(0.02)
Fair value adjustments to equity investments	(0.07)

Non-GAAP Diluted EPS	$1.69

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, non-cash pension adjustments, litigation and other contingencies, gains and losses on investments and businesses, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Adjusted operating cash flow: Adjusted operating cash flow information reflects operating cash flow under GAAP excluding a $500 million voluntary, debt-funded U.S. pension contribution in the first quarter 2018. The company has excluded the impact of this contribution because the company believes that this item does not reflect expected future operating cash flows and does not contribute to a meaningful evaluation of the company's current operating cash flow performance or comparisons to the company's past operating cash flow performance.

Free cash flow: Free cash flow represents operating cash flow less capital expenditures. We believe that free cash flow is also useful to investors as the basis for comparing our performance and coverage ratios with other companies in our industries, although our measure of free cash flow may not be directly comparable to similar measures used by other companies

Organic Revenue: Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters.  The company believes non-GAAP organic revenue growth provides useful information for evaluating the periodic growth of the business on a consistent basis and provides for a meaningful period-to-period comparison and analysis of trends in the business.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

The company has not quantitatively reconciled its guidance for non-GAAP metrics to their most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the nearest GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

BUSINESS RISKS

This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the third quarter and full year of 2019. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 21 in Item 1A of Motorola Solutions’ 2018 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions is a global leader in mission-critical communications. Our technology platforms in communications, command center software, video security solutions and managed and support services make cities safer and help communities and businesses thrive. At Motorola Solutions, we are ushering in a new era in public safety and security. Learn more at www.motorolasolutions.com

MEDIA CONTACT
Michael Shore
Motorola Solutions
+1 847-867-4221
Michael.Shore@motorolasolutions.com

INVESTOR CONTACT
Tim Yocum
Motorola Solutions
+1 847-576-6899
Tim.Yocum@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2019 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	June 29, 2019	June 30, 2018
Net sales from products	$1,118	$1,042
Net sales from services	742	718
Net sales	1,860	1,760
Costs of products sales	490	485
Costs of services sales	439	453
Costs of sales	929	938
Gross margin	931	822
Selling, general and administrative expenses	351	316
Research and development expenditures	170	162
Other charges	9	18
Intangibles amortization	52	53
Operating earnings	349	273
Other income (expense):
Interest expense, net	(56)	(58)
Gains (losses) on sales of investments and businesses, net	3	(1)
Other, net	(21)	13
Total other expense	(74)	(46)
Net earnings before income taxes	275	227
Income tax expense	67	46
Net earnings	208	181
Less: Earnings attributable to non-controlling interests	1	1
Net earnings attributable to Motorola Solutions, Inc.	$207	$180

Earnings per common share:
Basic	$1.25	$1.11
Diluted	$1.18	$1.05

Weighted average common shares outstanding:
Basic	164.9	162.2
Diluted	176.1	171.7

	Percentage of Net Sales*
Net sales from products	60.1%	59.2%
Net sales from services	39.9%	40.8%
Net sales	100.0%	100.0%
Costs of products sales	43.8%	46.5%
Costs of services sales	59.2%	63.1%
Costs of sales	49.9%	53.3%
Gross margin	50.1%	46.7%
Selling, general and administrative expenses	18.9%	18.0%
Research and development expenditures	9.1%	9.2%
Other charges	0.5%	1.0%
Intangibles amortization	2.8%	3.0%
Operating earnings	18.8%	15.5%
Other income (expense):
Interest expense, net	(3.0)%	(3.3)%
Gains (losses) on sales of investments and businesses, net	0.2%	(0.1)%
Other, net	(1.1)%	0.7%
Total other expense	(4.0)%	(2.6)%
Net earnings before income taxes	14.8%	12.9%
Income tax expense	3.6%	2.6%
Net earnings	11.2%	10.3%
Less: Earnings attributable to non-controlling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	11.1%	10.2%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Six Months Ended
	June 29, 2019	June 30, 2018
Net sales from products	$2,063	$1,842
Net sales from services	1,454	1,385
Net sales	3,517	3,227
Costs of products sales	934	867
Costs of services sales	879	869
Costs of sales	1,813	1,736
Gross margin	1,704	1,491
Selling, general and administrative expenses	676	594
Research and development expenditures	333	314
Other charges	14	44
Intangibles amortization	102	94
Operating earnings	579	445
Other income (expense):
Interest expense, net	(111)	(104)
Gains on sales of investments and businesses, net	4	10
Other, net	(12)	16
Total other expense	(119)	(78)
Net earnings before income taxes	460	367
Income tax expense	100	69
Net earnings	360	298
Less: Earnings attributable to non-controlling interests	2	1
Net earnings attributable to Motorola Solutions, Inc.	$358	$297
Earnings per common share:
Basic	$2.18	$1.83
Diluted	$2.04	$1.73
Weighted average common shares outstanding:
Basic	164.4	161.7
Diluted	175.3	171.1

	Percentage of Net Sales*
Net sales from products	58.7%	57.1%
Net sales from services	41.3%	42.9%
Net sales	100.0%	100.0%
Costs of products sales	45.3%	47.1%
Costs of services sales	60.5%	62.7%
Costs of sales	51.5%	53.8%
Gross margin	48.5%	46.2%
Selling, general and administrative expenses	19.2%	18.4%
Research and development expenditures	9.5%	9.7%
Other charges	0.4%	1.4%
Intangibles amortization	2.9%	2.9%
Operating earnings	16.5%	13.8%
Other income (expense):
Interest expense, net	(3.2)%	(3.2)%
Gains on sales of investments and businesses, net	0.1%	0.3%
Other, net	(0.3)%	0.5%
Total other expense	(3.4)%	(2.4)%
Net earnings before income taxes	13.1%	11.4%
Income tax expense	2.8%	2.1%
Net earnings	10.2%	9.2%

Less: Earnings attributable to non-controlling interests	0.1%	—%
Net earnings attributable to Motorola Solutions, Inc.	10.2%	9.2%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	June 29, 2019	December 31, 2018
Assets
Cash and cash equivalents	$953	$1,246
Restricted cash	11	11
Total cash and cash equivalents	964	1,257
Accounts receivable, net	1,206	1,293
Contract assets	913	1,012
Inventories, net	424	356
Other current assets	324	354
Total current assets	3,831	4,272

Property, plant and equipment, net	940	895
Operating lease assets	567	—
Investments	175	169
Deferred income taxes	913	985
Goodwill	1,852	1,514
Intangible assets, net	1,332	1,230
Other assets	364	344
Total assets	$9,974	$9,409

Liabilities and Stockholders' Equity
Current portion of long-term debt	$28	$31
Accounts payable	544	592
Contract liabilities	1,187	1,263
Accrued liabilities	1,117	1,210
Total current liabilities	2,876	3,096

Long-term debt	5,315	5,289
Operating lease liabilities	504	—
Other liabilities	2,233	2,300

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(970)	(1,293)

Non-controlling interests	16	17

Total liabilities and stockholders’ equity	$9,974	$9,409

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	June 29, 2019	June 30, 2018
Operating
Net earnings attributable to Motorola Solutions, Inc.	$207	$180
Earnings attributable to non-controlling interests	1	1
Net earnings	208	181
Adjustments to reconcile Net earnings to Net cash provided by (used for) operating activities:
Depreciation and amortization	96	96
Non-cash other (income) charges	(6)	3
Share-based compensation expense	30	17
Losses (gains) on sales of investments and businesses, net	(3)	1
Loss from the extinguishment of long term debt	43	—
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(58)	11
Inventories	2	46
Other current assets and contract assets	(8)	41
Accounts payable, accrued liabilities, and contract liabilities	(84)	10
Other assets and liabilities	8	(5)
Deferred income taxes	23	24
Net cash provided by operating activities	251	425
Investing
Acquisitions and investments, net	(3)	(28)
Proceeds from sales of investments and businesses, net	8	2
Capital expenditures	(63)	(41)
Net cash used for investing activities	(58)	(67)
Financing
Repayment of debt	(658)	(147)
Net proceeds from issuance of debt	645	(1)
Issuance of common stock	25	6
Purchases of common stock	(25)	—
Payments of dividends	(94)	(84)
Payments of dividends to non-controlling interests	(3)	(1)
Net cash used for financing activities	(110)	(227)
Effect of exchange rate changes on total cash and cash equivalents	(16)	(48)
Net increase in total cash and cash equivalents	67	83
Total cash and cash equivalents, beginning of period	897	858
Total cash and cash equivalents, end of period	$964	$941

Financial Ratios:
Free cash flow*	$188	$384

*Free cash flow = Net cash provided by (used for) operating activities - Capital expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 29, 2019	June 30, 2018
Operating
Net earnings attributable to Motorola Solutions, Inc.	$358	$297
Earnings attributable to non-controlling interests	2	1
Net earnings	360	298
Adjustments to reconcile Net earnings to Net cash provided by (used for) operating activities:
Depreciation and amortization	191	178
Non-cash other charges	4	6
Share-based compensation expense	57	34
Gains on sales of investments and businesses, net	(4)	(10)
Loss from the extinguishment of long term debt	43	—
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	110	206
Inventories	(61)	37
Other current assets and contract assets	128	43
Accounts payable, accrued liabilities, and contract liabilities	(345)	(340)
Other assets and liabilities	2	(558)
Deferred income taxes	17	31
Net cash provided by (used for) operating activities	502	(75)
Investing
Acquisitions and investments, net	(371)	(1,153)
Proceeds from sales of investments and businesses, net	10	79
Capital expenditures	(129)	(82)
Net cash used for investing activities	(490)	(1,156)
Financing
Repayment of debt	(666)	(197)
Net proceeds from issuance of debt	645	1,295
Issuance of common stock	70	59
Purchases of common stock	(170)	(66)
Payments of dividends	(187)	(168)
Payments of dividends to non-controlling interests	(3)	(1)
Net cash provided by (used for) financing activities	(311)	922
Effect of exchange rate changes on total cash and cash equivalents	6	(18)
Net decrease in total cash and cash equivalents	(293)	(327)
Total cash and cash equivalents, beginning of period	1,257	1,268
Total cash and cash equivalents, end of period	$964	$941

Financial Ratios:
Free cash flow*	$373	$(157)

*Free cash flow = Net cash provided by (used for) operating activities - Capital expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	June 29, 2019	June 30, 2018	% Change
Products and Systems Integration	$1,238	$1,189	4%
Services and Software	622	571	9%
Total Motorola Solutions	$1,860	$1,760	6%

	Six Months Ended
	June 29, 2019	June 30, 2018	% Change
Products and Systems Integration	$2,307	$2,141	8%
Services and Software	1,210	1,086	11%
Total Motorola Solutions	$3,517	$3,227	9%

Operating Earnings
	Three Months Ended
	June 29, 2019	June 30, 2018	% Change
Products and Systems Integration	$201	$175	15%
Services and Software	148	98	51%
Total Motorola Solutions	$349	$273	28%

	Six Months Ended
	June 29, 2019	June 30, 2018	% Change
Products and Systems Integration	$310	$265	17%
Services and Software	269	180	49%
Total Motorola Solutions	$579	$445	30%

Operating Earnings %
	Three Months Ended
	June 29, 2019	June 30, 2018
Products and Systems Integration	16.2%	14.7%
Services and Software	23.8%	17.2%
Total Motorola Solutions	18.8%	15.5%

	Six Months Ended
	June 29, 2019	June 30, 2018
Products and Systems Integration	13.4%	12.4%
Services and Software	22.2%	16.6%
Total Motorola Solutions	16.5%	13.8%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expense, and Highlighted Items)
(In millions)

Q1 2019
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$27	$6	$21	$0.12
Reorganization of business charges	Cost of sales and Other charges	8	2	6	0.04
Intangibles amortization expense	Intangibles amortization	50	11	39	0.23
Legal settlement	Other charges	(1)	—	(1)	(0.01)
Fair value adjustments to equity investments	Other expense	1	—	1	0.01
Investment impairments	Investment impairments	8	2	6	0.04
Sale of investments	(Gain) or loss on sales of investments and businesses, net	(1)	—	(1)	(0.01)
Acquisition-related transaction fees	Other charges	2	—	2	0.01
FIN48 release	Income tax expense	—	1	(1)	(0.01)
Total impact on Net earnings		$94	$22	$72	$0.42

Q2 2019

Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact

Share-based compensation expense	Cost of sales, SG&A and R&D	$30	$7	$23	$0.13
Reorganization of business charges	Cost of sales and Other charges	12	3	9	0.05
Intangibles amortization expense	Intangibles amortization	52	11	41	0.23
Loss from the extinguishment of long-term debt	Other expense	43	11	32	0.18
Sale of a business	(Gain) or loss on sales of investments and businesses, net	(3)	(1)	(2)	(0.01)
Legal settlements	Other charges	1	—	1	0.01
Investment impairments	Investment impairments	3	1	2	0.01
Fair value adjustments to equity investments	Other income	(16)	(4)	(12)	(0.07)
FIN48 releases	Other income, Income tax expense	(4)	(1)	(3)	(0.02)

Total impact on Net earnings		$118	$27	$91	$0.51

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	June 29, 2019	June 30, 2018	% Change
Products and Systems Integration	$1,238	$1,189	4%
Services and Software	622	571	9%
Total Motorola Solutions	$1,860	$1,760	6%

	Six Months Ended
	June 29, 2019	June 30, 2018	% Change
Products and Systems Integration	$2,307	$2,141	8%
Services and Software	1,210	1,086	11%
Total Motorola Solutions	$3,517	$3,227	9%

Non-GAAP Operating Earnings
	Three Months Ended
	June 29, 2019	June 30, 2018	% Change
Products and Systems Integration	$242	$226	7%
Services and Software	202	152	33%
Total Motorola Solutions	$444	$378	17%

	Six Months Ended
	June 29, 2019	June 30, 2018	% Change
Products and Systems Integration	$389	$350	11%
Services and Software	370	287	29%
Total Motorola Solutions	$759	$637	19%

Non-GAAP Operating Earnings %
	Three Months Ended
	June 29, 2019	June 30, 2018
Products and Systems Integration	19.5%	19.0%
Services and Software	32.5%	26.6%
Total Motorola Solutions	23.9%	21.5%

	Six Months Ended
	June 29, 2019	June 30, 2018
Products and Systems Integration	16.9%	16.3%
Services and Software	30.6%	26.4%
Total Motorola Solutions	21.6%	19.7%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments
(In millions)

Q1 2019
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,657	$1,069	$588
Operating earnings ("OE")	$229	$108	$121

Above-OE non-GAAP adjustments:
Share-based compensation expense	27	21	6
Reorganization of business charges	8	7	1
Intangibles amortization expense	50	11	39
Acquisition-related transaction fees	2	1	1
Legal settlement	(1)	(1)	—
Total above-OE non-GAAP adjustments	86	39	47
Operating earnings after non-GAAP adjustments	$315	$147	$168

Operating earnings as a percentage of net sales - GAAP	13.8%	10.1%	20.6%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	19.0%	13.8%	28.6%

Q2 2019
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,860	$1,238	$622
Operating earnings ("OE")	$349	$201	$148

Above-OE non-GAAP adjustments:
Share-based compensation expense	30	19	11
Reorganization of business charges	12	9	3
Intangibles amortization expense	52	12	40
Legal settlements	1	1	—
Total above-OE non-GAAP adjustments	95	41	54
Operating earnings after non-GAAP adjustments	$444	$242	$202

Operating earnings as a percentage of net sales - GAAP	18.8%	16.2%	23.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	23.9%	19.5%	32.5%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue
(In millions)

Total Motorola Solutions
	Three Months Ended
	June 29, 2019	June 30, 2018	% Change
Net sales	$1,860	$1,760	6%
Non-GAAP adjustments:
Acquisitions	(37)	(4)
Organic revenue	$1,823	$1,756	4%

Total Motorola Solutions
	Six Months Ended
	June 29, 2019	June 30, 2018	% Change
Net sales	$3,517	$3,227	9%
Non-GAAP adjustments:
Acquisitions	(196)	(26)
Organic revenue	$3,321	$3,201	4%